SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [__]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential. For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       APPLIED CELLULAR TECHNOLOGY, INC.
                  --------------------------------------------
                (Name of Registrant as specified in its charter)


                  --------------------------------------------
    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

[_]  Fee paid previously with preliminary materials:


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                          APPLIED CELLULAR TECHNOLOGY
                               [GRAPHIC OMITTED]


Richard J. Sullivan
Chairman of The Board and
Chief Executive Officer


                                  May 14, 1998

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on June 13, 1998, at 9:00 a.m. Eastern Daylight Time, at the Ritz Carlton Hotel, 100 South Ocean Boulevard, Manalapan, Florida 33462.

     The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of five Directors to serve their respective terms and a vote "FOR" each of the other proposals described in the enclosed Notice and Proxy Statement.

     Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decision about how you wish to vote. Then please sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.


                                                    Sincerely,

                                                    Richard J. Sullivan

                           APPLIED CELLULAR TECHNOLOGY
                                [GRAPHIC OMITTED]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE OWNERS OF COMMON STOCK
OF APPLIED CELLULAR TECHNOLOGY, INC.

     The 1998 Annual Meeting of Shareholders of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), will be held at the Ritz Carlton Hotel, Manalapan, Florida on June 13, 1998, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

1. To elect five Directors, two to hold office until the 1999 Annual Meeting of Shareholders, one to hold office until the 2000 Annual Meeting of Shareholders and two to hold office until the 2001 Annual Meeting of Shareholders, or in each case until their respective successors have been elected or appointed;

2. To ratify the appointment of Rubin, Brown, Gornstein & Co., LLP as independent auditors of the Company to serve for the 1998 fiscal year;

3. To approve an increase in the number of authorized shares of common stock from 40,000,000 to 80,000,000;

4. To approve an increase in the number of shares of common stock reserved for issuance under the Company's 1996 Non-Qualified Stock Option Plan from 5,000,000 to 10,000,000; and

5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only shareholders of record on the books of the Company at the close of business on May 14, 1998 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of shareholders entitled to vote will be available for inspection during normal business hours at the offices of the Company, Suite 5, James River Professional Center, Highway 160 & CC, Nixa, Missouri 65714 for ten days prior to the meeting.

                                              By Order of the Board of Directors



                                                RICHARD J. SULLIVAN, Secretary
Nixa, Missouri
May 14, 1998

     EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                           APPLIED CELLULAR TECHNOLOGY

                                [GRAPHIC OMITTED]


           Suite 5, James River Professional Center, Highway 160 & CC
                              Nixa, Missouri 65714

                                                                    May 14, 1998

                                 PROXY STATEMENT
                   FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 13, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held at the Ritz Carlton Hotel, Manalapan, Florida, on June 13, 1998, at 9:00 a.m. Eastern Daylight Time, and at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying form of proxy were first mailed to the shareholders of the Company on or about May 14, 1998.

Voting and Revocability of Proxies

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the directors as set forth herein, FOR ratification of the appointment of auditors, FOR the amendment to increase the number of authorized shares of common stock and FOR the amendment to the Company's 1996 Non-Qualified Stock Option Plan. In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgment with respect to such matters. A shareholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Meeting, by giving written notice to the Company's Secretary bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to: Proxy Services Corporation, 777 Jersey Avenue, Jersey City, New Jersey 07310. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of a matter has been obtained. Approval of proposals 1, 2 and 4 will require the favorable vote of a majority of the shares represented and entitled to vote at the Meeting. Approval of proposal 3 regarding the amendment of the Company's Restated Articles of Incorporation to increase of the number of authorized shares of Common Stock of the Company will require the favorable vote of a majority of the outstanding shares entitled to vote at the Meeting.

Record Date and Share Ownership

     Only shareholders of record on the books of the Company at the close of business on May 14, 1998 will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. As of the close of business on April 30, 1998, there were 25,439,785 shares of Common Stock outstanding.

                              ELECTION OF DIRECTORS

                                  (Proposal 1)

Board of Directors

     The Company's Amended and Restated By-Laws provide for a classified Board of Directors under which there are three classes of Directors, all of which are as equal in number as possible. The class to which each Director has been assigned is designated as Group A, Group B or Group C. Upon their election at the 1998 Annual Meeting, the term of office for the Group A Directors shall expire at the 1999 Annual Meeting, the term of office for the Group B Directors shall expire at the 2000 Annual Meeting and the term of the office for the Group C Directors shall expire at the 2001 Annual Meeting. Following these initial terms, the Directors shall be elected to hold office for a term of three years or, in each case, until his or her successor is elected and qualified, and at each Annual Meeting of Shareholders, the successor to the Class of Directors whose terms shall then expire shall be elected for a term expiring at the third succeeding Annual Meeting after that election. The Board intends to nominate at the 1998 Annual Meeting the five persons listed as nominees below, all of whom are incumbent Directors, to hold the class of directorship listed below beside such director's name. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause."

     Cumulative voting does not apply in the election of Directors. Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below. Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

     The Board of Directors recommends a vote FOR the election of each of the nominees listed below.


           Name        Class   Age    Position/Committees    Position Held Since
------------------- --------------- ----------------------- --------------------

Daniel E. Penni       Group A  50   Director (1,2,3)              March 1995
Angela M. Sullivan    Group A  38   Director (1,2)                April 1996
Arthur F. Noterman    Group B  56   Director (1,3)                February 1997
Richard J. Sullivan   Group C  58   Chairman, CEO (1,2)           May 1993
Garrett A. Sullivan   Group C  63   Director, President, COO(1,3) March 1995
------------------------------
(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee

Company Directors to be elected as Group A Directors

     Daniel E. Penni: Mr. Penni has served as a Director since March 1995. He is currently a Senior Vice President and General Manager for Arthur J. Gallagher &

Co., an insurance company. He has worked in many sales and administrative roles in the insurance business since 1969. He was President of the Boston Insurance Center, Inc., an insurance company, until 1988. Mr. Penni was founder and President of BIC Equities, Inc., a broker/dealer registered with the NASD. Mr. Penni graduated with a Bachelor of Sciences degree in 1969 from the Boston College School of Management.

     Angela M. Sullivan: Ms. Sullivan was elected to the Board of Directors in April 1996. From 1988 to the present, Ms. Sullivan has been a partner in the Bay Group, a private merger and acquisition firm; President of Great Bay Technology, Inc., an affiliate of the Company; and President of Spirit Saver, Inc. Ms. Sullivan received a Bachelor of Science degree in Business Administration in 1980 from Salem State College. Ms. Sullivan is married to Richard J. Sullivan.

Company Director to be elected as a Group B Director

     Arthur F. Noterman: Mr. Noterman, a Chartered Life Underwriter, was appointed in February 1997 as a Director of the Company to fill a vacancy and is Chairman of the Audit Committee. Since 1965, Mr. Noterman has represented various national insurance companies in assisting primarily high net worth individuals and smaller companies in determining appropriate insurance and investment strategies. An operator of his own insurance agency, Mr. Noterman is a registered NASD broker affiliated with a Chicago, Illinois registered broker/dealer. Mr. Noterman attended Northeastern University from 1965 to 1975 and obtained the Chartered Life Underwriters Professional degree in 1979 from The American College, Bryn Mawr, Pennsylvania. Mr. Noterman is a licensed Life and Health Insurance Broker and holds NASD Series 6, 7 and 63 licenses.

Company Directors to be elected as Group C Directors

     Richard J. Sullivan: Mr. Sullivan was elected to the Board of Directors and named the Company's Chief Executive Officer in May 1993. He is also Chairman of the Executive and Compensation Committees of the Company's Board of Directors and was appointed Secretary of the Company in March 1996. Mr. Sullivan is currently Chairman of Great Bay Technology, Inc., an affiliate of the Company. From August 1989 to December 1992, Mr. Sullivan was Chairman of the Board of Directors of Consolidated Convenience Systems, Inc., in Springfield, Missouri. He has been the Managing General Partner of The Bay Group, a successful merger and acquisition firm in New Hampshire since February 1985. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., an MRP II software company in Boston, Massachusetts, and was Chairman and CEO of Encode Technology, a "Computer-Aided Manufacturing" Company in Nashua, New Hampshire, from February 1984 to August 1986. Mr. Sullivan is married to Angela
M. Sullivan.

     Garrett A. Sullivan: Mr. Sullivan was named President, Secretary and Acting Chief Financial Officer in March 1995. He was elected to the Board of Directors in August 1995. He was an Executive Vice President of Envirobusiness, Inc., an environmental consulting firm, from 1993 to 1994. From 1988 to 1993, he served as president and chief operating officer of two medium sized companies in the electronics and chemical industries which were owned by Philips North America. He was previously a partner in the Bay Group, a merger and acquisition firm in New Hampshire from 1988 to 1993. Mr. Sullivan was President of Granada Hospital Group, Burlington, Massachusetts, the world's largest television system supplier, from 1981 to 1988. Mr. Sullivan received a Bachelor of Arts degree from Boston University in 1960 and obtained an MBA from Harvard University in 1962.

Directorships

     No director holds a directorship in any other company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Board Committees and Meetings

     The Company has standing Executive, Audit and Compensation Committees of the Board of Directors. The members of the committees are identified with the list of Board nominees on the preceding pages.

     The Audit Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the consolidated financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal and financial accounting organization and controls and financial reporting. The audit committee held two meetings during 1997.

     The Compensation Committee administers the Company's 1996 Non-Qualified Stock Option Plan, including the review and grant of stock options to officers and other employees under such plan. The Compensation Committee also reviews and approves various other Company compensation policies and matters and reviews and approves salaries and other matters relating to the executive officers of the Company. The Compensation Committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee's contributions to the current and future success of the Company along with their salary level as compared to the market value of personnel with similar skills and responsibilities. The Compensation Committee also looks at accomplishments which are above and beyond management's normal expectations for their positions. The Compensation Committee met four times during 1997.

     Prior to 1996,  Richard  J.  Sullivan,  the  Company's  Chairman  and Chief
Executive Officer, did not receive direct compensation from the Company. Starting in 1996, Mr. Sullivan's compensation has been determined taking into account the factors identified in the preceding paragraph. See also "Executive Compensation-Compensation Committee Report on Executive Compensation."

     The Board of Directors held 58 meetings during 1997 and acted by written consent three times during 1997. During the year, all Directors attended 75% or more of the Board of Directors' meetings and the Board Committees to which they were assigned.

Ownership of Equity Securities in the Company

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock by each Director and the Directors and Executive Officers as a group as of March 31, 1998:

                                 Aggregate Number           Percent of
                                    Of Shares              Outstanding
Name                            Beneficially Owned            Shares
----------------------------------------------------------------------------

Richard J. Sullivan                2,297,501  (1)                9.4%
Garrett A. Sullivan                  500,000  (2)                2.0%
Daniel E. Penni                      169,865  (3)                   *
Angela M. Sullivan                    65,000  (3)                   *
Arthur F. Noterman                    65,000  (3)                   *
All Directors and Executive
   Officers as a group (Six)
                                   3,347,366  (4)               13.7%
---------------


* Represents less than 1% of the issued and outstanding shares of Common Stock of the Company.

1. Includes 193,265 shares owned by The Bay Group, 371,127 shares owned by Great Bay Technology, Inc., and 1,630,000 shares which may be acquired upon the exercise of options, 630,000 of which are now exercisable and 1,000,000 of which are not now exercisable. The Bay Group is controlled by Richard J. Sullivan and Angela M. Sullivan. Great Bay Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.

2. Includes 350,000 shares which may be acquired upon the exercise of options which are not now exercisable.

3. Includes 60,000 shares which may be acquired upon the exercise of options of which 25,000 are now exercisable and 35,000 are not now exercisable.

4. Includes 2,310,000 shares which may be acquired upon the exercise of options, 705,000 of which are now exercisable and 1,605,000 of which are not now exercisable.

     The following table sets forth information concerning warrants to purchase shares of the Company's Common Stock which are owned beneficially by the named Directors and Executive Officers of the Company individually and as a group as of March 31, 1998:

                              Class of    Number of  Percent of   Exercise Price
                 Name         Warrants   Warrants (1)  Class         Per Share
--------------------------------------------------------------------------------

Richard J. Sullivan (2)       Class K     250,000       100.00%       $  5.31
                              Class N     600,000        75.00%       $  3.00
Garrett A. Sullivan           Class H     100,000        22.22%       $  2.00
                              Class N     100,000        12.50%       $  3.00
Daniel E. Penni                  --          --        --                  --
Angela M. Sullivan               --          --        --                  --
Arthur F. Noterman               --          --        --                  --
All Directors and Executive
   Officers as a group (Six)
                              Class H     100,000        22.22%       $  2.00
                              Class K     250,000       100.00%       $  5.31
                              Class N     700,000        87.50%       $  3.00
--------------------


(1) Pursuant to Rule 13(d)(3) under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct a disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.

(2)  Represents  warrants  owned  by  Great  Bay  Technology,   Inc.  Great  Bay
     Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.

Principal Shareholders

         Set forth in the table below is information as of December 31, 1997 with respect to persons known to the Company (other than Executive Officers and Directors shown in the preceding table) to be the beneficial owners of more than five percent of the Company's issued and outstanding Common Stock:

                                  Number of Shares             Percent
      Name and Address           Beneficially Owned            Of Class
--------------------------------------------------------------------------------

James M. Shaver (1)                 1,433,600                   6.9%
1811 Center Point Circle #111
Naperville, Illinois 60563
-----------

(1) Mr. Shaver is the President of Advanced Telecommunications, Inc., an 80% owned subsidiary of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and the one other executive officer of the Company whose annual salary and bonus exceeded $100,000 during 1997:


                           Summary Compensation Table
                           --------------------------
                                                                                                  Long-Term
                           Annual Compensation                      Awards                  Compensation Payouts
                           -------------------                      ------                  --------------------
                                                                Other   Restricted
   Name and                                                     Annual    Stock    Options/    LTIP     All Other
Principal Position (1)          Year      Salary    Bonus    Compensation Awards    SAR's(3)  Payouts Compensation
----------------------          ----      ------    -----    -------------------    --------  --------------------

Richard J. Sullivan             1997    $116,668  140,000   $   3,623        -    1,000,000       -    $   -
Chairman, CEO and               1996         $ -      $ -   $  68,816        -    1,130,000       -    $   -
Secretary                       1995         $ -      $ -   $       -        -            -       -    $   -
Garrett A. Sullivan (2)         1997    $105,499  $75,000        $811        -      350,000       -    $   -
Director, President             1996    $113,966  $25,000   $       -        -      150,000       -    $   -
And COO                         1995     $27,745      $ -   $       -        -                    -    $   -
----------------

(1) No executive officer served pursuant to an employment contract through the 1996 fiscal year. See "Termination of Employment and Change of Control Arrangement" below for agreements entered into subsequent to December 31, 1996.

(2) Mr. Sullivan was Secretary until March 1996 and Acting Chief Financial Officer until February 1997.

(3)  Indicates number of securities underlying options.

Option Grants in Last Fiscal Year

     The following table contains information concerning the Company's grant of Stock Options under the Company's 1996 Non-Qualified Stock Option Plan to the named Executive Officers during 1997:

                       Option Grants In Last Fiscal Year
                                Individual Grants
                                -----------------

                                  Number of    % of Total
                                  Securities   Options                                           Grant Date
                                  Underlying   Granted to     Exercise                           Present
                                  Options      Employees      Price       Grant    Expiration    Value (2)
Name (1)                          Granted      in 1997        ($/Sh)      Date     Date          ($)
--------                          -------      -------        ------      ----     ----          ---

Richard J. Sullivan               500,000       20.10%       $3.93     August, 97   August, 03   $765,000
                                  500,000       20.10%       $5.58     November, 97 November, 03 $765,000
Garrett A. Sullivan               200,000        8.00%       $3.93     August, 97   August, 03   $306,000
                                  150,000        6.00%       $5.58     November, 97 November, 03 $229,500


(1) Options granted under the 1996 Non-Qualified Stock Option Plan were granted at an exercise price equal to 85% of the fair market value of the Company's common shares on the grant date. These options are exercisable over a five-year period beginning with the first anniversary of the grant date.

(2) Based on the grant date present value of $1.53 per option share which was derived using the Black-Scholes option pricing model in accordance with rules and regulations of the Securities Exchange Commission and is not intended to forecast future appreciation of the Company's common share price. The Black-Scholes model was used with the following assumptions: dividend yield of 0%; expected volatility of 44.03 percent; risk-free interest rate of 8.5%; and expected lives of 5 years.

Option Exercises and Fiscal Year-End Values

     The  following  table  sets  forth  information  with  respect to the named
Executive   Officers   concerning  the  exercise  of  options  during  1997  and
unexercised options held on December 31, 1997:

                 Aggregate Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values
                       ---------------------------------

                                                          Number of Securities       Value of Unexercised
                      Shares                            Underlying Unexercised      In-The-Money Options at
                      Acquired On        Value         Options at Year End 1997 (#)  Year End 1997 ($) (1)
Name                  Exercise (#)       Realized ($)   Exercisable Unexercisable  Exercisable Unexercisable
----                  ------------       ------------  --------------------------  -------------------------

Richard J. Sullivan           500,000        $2,125,000    630,000      1,000,000    $2,835,000  $2,250,000
Garrett A. Sullivan           150,000          $637,500          -        350,000    $        -  $  900,000
________________

(1) Based on the closing price of the Company's Common Stock on the Nasdaq SmallCap Market, as published in the Wall Street Journal on December 31, 1997 ($4.50).

Compensation Pursuant to Plans

     Other than as disclosed above, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year or is proposed to be paid or distributed in the future, to the individuals described above.

Compensation of Directors

     Directors of the Company who are not employees of the Company may receive a fee of $250 per meeting for their attendance at meetings of the Company's Board of Directors and are entitled to reimbursement for reasonable travel expenses.

Compensation Committee Interlocks and Insider Participation

     Richard J. Sullivan, the Chief Executive Officer of the Company, is Chairman of the Compensation Committee.

Termination of Employment and Change of Control Arrangement

     The Company has entered into employment agreements with Richard J. Sullivan, Chairman; Garrett A. Sullivan, President; and David A. Loppert, Chief Financial Officer. The agreements are for five-year, three-year and two-year terms, commence June 1, 1997, June 1, 1997 and December 1, 1997 and end May 31, 2002, May 31, 2000 and November 30, 1999, respectively. At the expiration of their respective terms, these agreements automatically renew for successive one-year terms on each anniversary of the employee's employment beginning with the June/December 1, 1998 anniversary date. In the event of a "change in control", at the employee's option, he may terminate his employment under the agreement at any time within one year after such change of control. The Company shall pay to the employee a severance payment equal to the maximum amount which would not result in such payment being an excess parachute payment as defined in the Internal Revenue Code. Additionally, upon termination of employment for any reason other than for breach under the agreement, the employee shall be entitled to receive from the Company 36 equal monthly payments of 8.333% of his compensation from the Company over the 12-month period for which his compensation was the greatest. Mr. Richard Sullivan's agreement provides that he may elect to receive a percentage of his salary for each 12-month period in shares of the Company's Common Stock. For the 12-month period commencing June 1, 1997, Mr. Sullivan has elected to receive all of his compensation in stock.

Indebtedness of Management

     David A. Loppert, Chief Financial Officer, has executed a promissory note in favor of the Company in the amount of $260,000. The promissory note is non-interest bearing and was executed as consideration for the purchase by Mr. Loppert of 100,000 shares of the Company's Common Stock. The entire amount due on such note was outstanding on March 1, 1998.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Committee of the Board

     The Compensation Committee is composed of two non-employee, independent members of the Board of Directors and Richard J. Sullivan, Chairman and Chief Executive Officer of the Company. It is the Compensation Committee's
responsibility to review, recommend and approve changes to the Company's compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation actions for the executive officers of the Company and various other Company compensation policies and matters and administer the Company's Stock Option Plan, including the review and approval of stock option grants to the executive officers of the Company.

General Compensation Philosophy

     The Company's executive compensation programs are designed to enable the Company to attract, retain and motivate the executives of the Company and its subsidiaries. The Company's general compensation philosophy is that total cash compensation should vary with the performance of the Company in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of shareholders. Total cash compensation for the majority of the Company's employees, including its executive officers, consists of a base salary and a cash bonus based on the profitability of the Company and its individual subsidiaries. Long-term incentive compensation is realized through the granting of stock options to most employees, at the discretion of individual subsidiary company presidents, as well as eligible executive officers.

Setting Executive Compensation

     In setting the base salary and individual bonuses (hereafter together referred to as "BSB") for executives, the Compensation Committee reviews information relating to executive compensation of US based companies that are of the same size as the Company. While there is no specific formula that is used to set compensation in relation to this market data, executive officer BSB is generally set below the median salaries for comparable jobs in the market place. However, when specific financial and non-financial goals are met, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to the executive officers of the Company.

Base Salary

     The Compensation Committee reviews the history and proposals for the compensation package of each of the executive officers, including base salary. Increases in base salary are governed by three factors: merit (an individuals performance); market parity (to adjust salaries based on the competitive market); and promotions (to reflect increases in responsibility). In assessing market parity, the Company relies on market surveys of similarly sized publicly traded companies and generally pays below the median of these companies. The guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Individual merit increases are based on performance and can range from 0% to 100%.

     The salary guidelines for all presidents of the Company's subsidiaries are generally based upon individually negotiated employment agreements. Merit increases are submitted by the President of the Company to the Compensation Committee for approval based upon individual performance and the performance of the subsidiary. Merit increases for non-executive employees are at the discretion of the presidents of the individual subsidiary companies.

Cash and Stock Incentive Compensation Programs

     To reward performance, the Company provides its executive officers, and the executive officers of subsidiary companies with additional compensation in the form of a cash bonus and/or stock awards. No fixed formula or weighting is applied by the Compensation Committee to corporate performance versus individual performance in determining these awards. The amounts of such awards are determined by the Committee acting in its discretion. Such determination, except in the case of the award for the Chairman, is made after considering the recommendations of the Chairman and President and such other matters as the Committee deems relevant. The Committee, acting in its discretion, may determine to pay a lesser award than the maximum specified. The amount of the total incentive is divided between cash and stock at the discretion of the Committee.

Stock Options

     The Stock Option Plan is a long-term plan designed to link rewards with shareholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with shareholders. Stock options have value for an employee only if the price of the Company's stock increases above the fair market value on the grant date and the employee remains in the Company's employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in the Company's employ.

     The Company has a 1996 Non-Qualified Stock Option Plan for use for all employees of the Company, including executive officers. Grants to executive officers of the Company and to officers of the Company's subsidiaries are made at the discretion of the Compensation Committee. The Committee may also make available a pool of options to each subsidiary to be granted at the discretion of such subsidiary's president.

     In 1997, stock options for the executive officers were granted upon the recommendation of management and approval of the Compensation Committee based on their subjective evaluation of the appropriate amount for the level and amount of responsibility for each executive officer.

Decisions on 1997 Compensation

     The Company's compensation program is leveraged towards the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of the Company's Chief Executive Officer, Richard J. Sullivan. Mr. Sullivan's compensation awards were made based upon the Compensation Committee's assessment of the Company's financial and non-financial performance. The results were evaluated based on the overall judgment of the Compensation Committee. Prior to June, 1997, Mr. Sullivan did not receive a salary from the Company. Effective as of June 1, 1997, Mr. Sullivan's base salary was set at $200,000 per annum, which Mr. Sullivan elected to receive in shares of the Company's common stock. Mr. Sullivan's base salary is considerably below market for similarly sized publicly traded companies. Mr. Sullivan was awarded two stock option grants in 1997; one in August 1997 and one in November 1997 to provide Mr. Sullivan with total cumulative stock option grants which were more consistent with the competitive marketplace.

     The Compensation Committee is pleased to submit this report to the shareholders with regard to the above matters.

         Compensation Committee:

         Richard J. Sullivan, Chairman
         Daniel E. Penni
         Angela M. Sullivan

Stock Price Performance

         The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) the Company's Common Stock, (b) the Nasdaq Stock Market, (c) the Russell 2000 Stock Index and (d) a group of publicly-traded companies which the Company considers to be in its peer group. Such peer group companies are Cerplex Group, Inc., Comdisco, Inc., Innovative Tech Systems, Inc., Glenayre Technologies, Inc., Thermo Voltek Corp. and Telecomm Industries Corp.


                             Cumulative Total Return
                           Based on Investment of $100
                       December 31, 1995-December 31, 1997
                                [GRAPH OMITTED]

                                 Dollar Value of $100 Investment at
                                 ----------------------------------

                               12/31/95             12/31/96        12/31/97
                               --------            --------        --------
   The Company................. $100.00            $  97.58         $105.82
   The Nasdaq Stock Market
     Total Return Index........ $100.00             $123.00         $150.93
   The Russell 2000 Index ..... $100.00             $116.49         $142.54
   Peer Group ................. $100.00            $  96.63        $  32.11

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Conversion of Preferred Stock

     Effective January 1, 1997, the Company entered into agreements with Bruce Reale and Vincent A. Lo Castro, under which the Company agreed to pay consulting fees to each of them in the amount of $96,000 per calendar quarter, in lieu of dividends otherwise payable in respect of shares of preferred stock of the Company owned Mr. Lo Castro and by a trust affiliated with Mr. Reale. Effective June 30, 1997, the Company exchanged an aggregate of 650,000 shares of its common stock for 48,000 shares of such preferred stock held by Mr. Lo Castro, and in exchange for certain related warrants. The Company's obligation to pay the consulting fees to Mr. Lo Castro described above was terminated as part of such exchange. Effective September 30, 1997, the Company exchanged an aggregate of 704,167 shares of its common stock for 52,000 shares of such preferred stock held by Mr. Reale and Capital Alliance Corporation. The Company's obligation to pay the consulting fees to Mr. Reale and Capital Alliance Corporation described above were terminated as part of such exchange.

Changes in Control

     There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company.

Potential Conflicts of Interests

     Mr. Richard J. Sullivan, the Chief Executive Officer of the Company, is also Chairman of Great Bay Technology, Inc. and Managing General Partner of the Bay Group. Both of these companies conduct business with the Company and receive compensation from the Company for various services, including assistance in identifying potential acquisition candidates and in negotiating acquisition transactions. The relationships among such companies, Mr. Sullivan and the Company may involve conflicts of interest. For services rendered in connection with acquisitions which took place in 1997, 1996 and 1995, the Company paid The Bay Group, $473,750, $457,152 and $126,500, respectively, for investment banking services.

Consulting Agreements

         On October 16, 1996, the Company entered into a Consulting Agreement ("Agreement") with Joseph, Brian & Christopher Associates, a Pennsylvania partnership ("Consultant"). The Company engaged the Consultant to render acquisition advice to the Company and to ACT Communications, Inc., a wholly owned subsidiary of the Company. The term of the Agreement is for a period of three years ending September 30, 1999 and the consulting fee is $10,000 per month. Thereafter, the Agreement may be extended by mutual agreement. The general partners of the Consultant are the selling shareholders of ATI Communications, a company that was acquired by the Company effective as of September 1, 1996.

Earnout Agreements

     The Company has entered into various earnout arrangements with the selling shareholders of certain acquired subsidiaries. These arrangements provide for additional consideration to be paid in future years if certain earnings levels are met.

Put Options

     The Company has entered into put options with the selling shareholders of various companies in which the Company acquired 80% interests. These options provide for the Company to acquire the 20% it does not own after periods ranging from four to five years from the dates of acquisition at amounts generally equal to 20% of the average annual earnings of the company before income taxes for the two year period prior to the put multiplied by a multiple ranging from four to five.

Employment Agreements

         At the time the Company acquires a particular company, the Company generally enters into employment agreements with the key selling shareholder/officers of the acquired company. The agreements are for periods of two to five years, and some provide for bonus arrangements based on the earnings of the subsidiary.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the officers and directors of the Company and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies of all such reports to the Company.

     The Company believes, based on its stock transfer records and other information available to the Company, that all reports required under Section 16(a) were timely filed.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (Proposal 2)

     The Board of Directors of the Company, at the recommendation of the Audit Committee, has appointed Rubin, Brown, Gornstein & Co., LLP ("RBG") to serve as independent auditors of the Company for the calendar year ending December 31, 1998, subject to ratification by the shareholders of the Company. RBG has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified.

     Audit services of RBG in 1997 included the examination of the consolidated financial statements of the Company, certain services relating to filings with the Securities and Exchange Commission as well as certain services relating to the Company's consolidated quarterly reports. Additionally, RBG provided certain non-audit services for the Company during 1997. Such services were approved by management. In approving the services, management determined that the nature of the services and the estimated fees to be charged would have no adverse affect on the independence of RBG.

     A representative of RBG is expected to be present at the Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR ratification of the appointment of Rubin, Brown, Gornstein & Co., LLP as independent auditors for the 1998 fiscal year. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.


                 INCREASE IN AUTHORIZED NUMBER OF COMMON SHARES
                                  (Proposal 3)

     The Company's Restated Articles of Incorporation authorize the Company to issue up to 40,000,000 Common Shares, par value $.001 per Common Share. There were 25,439,785 shares of Common Stock outstanding as of the close of business on April 30, 1998. Currently, 1,486,500 shares are reserved for issuance pursuant to outstanding Warrants, 4,306,100 shares are reserved for issuance pursuant to the Company's 1996 Non-Qualified Stock Option Plan and 630,000 shares are reserved pursuant to an option granted to the Company's Chairman and Chief Executive Officer in 1996.

     The Board of Directors proposes that the Company's Restated Articles of Incorporation be amended to increase the authorized number of shares of Common Stock to 80,000,000. The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, and to acquire entities through the issuance of Common Stock of the Company as consideration.

     Holders of the Company's Common Stock are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. The Common Stock is not redeemable, has no conversion rights and does not have preemptive rights. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. Any such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current shareholders.

     Although the Company expects to continue its acquisition program and to issue additional shares of Common Stock in such acquisitions, the Company has no current plan or intention to issue any of the additional shares of Common Stock which would be authorized under this proposal.

     The Board of Directors recommends a vote FOR the proposal to increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the proposal.

                         APPROVAL OF AN AMENDMENT TO THE
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                                  (Proposal 4)

     In August 1996, the Company's shareholders approved the Company's 1996 Non-Qualified Stock Option Plan (the "Option Plan") to aid the Company in attracting, motivating and rewarding management, employees and directors by the granting of stock options. The Option Plan was amended at the 1997 Annual Meeting of Shareholders.

     The Board of Directors has concluded that in order to accomplish the goals of the Option Plan, it is advisable to amend the Option Plan to increase the number of shares authorized for issuance thereunder from 5,000,000 to 10,000,000.

     The essential features of the Option Plan are outlined below:

     The Board of Directors approved the 1996 Non-Qualified Stock Option Plan in July 1996. Pursuant to the terms of the Option Plan, 5,000,000 shares of the Company's Common Stock are reserved for issuance thereunder. The Plan will terminate on March 15, 2006, and no option may be granted pursuant to the Option Plan thereafter. The Board of Directors of the Company has the sole right and power to amend the Option Plan at any time and from time to time; provided, however, that the Board of Directors may not amend the Option Plan, without the approval of the shareholders of the Company, in a manner which would violate applicable law.

     Options are granted only to persons who are employees of the Company or a subsidiary of the Company (including any subsidiary which may be organized or acquired subsequent to adoption of the Option Plan) who agree to remain in the employ of, and render services to, the Company or a subsidiary of the Company for a period of at least one (1) year from the date of the granting of the option. The term "employees" includes officers, directors, executives and supervisory personnel, as well as other employees of the Company or a subsidiary corporation of the Company.

     The purchase price under each option issued is determined by a Committee (of not less than three members, at least one of whom shall be a Director of the Company), at the time the option is granted. In no event, however, shall the purchase price under an option be less than 85 percent of the fair market value of the Company's Common Stock on the date of the grant. All options issued under the Option Plan shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof.

     The benefits or amounts that will be received by or allocated under the Option Plan cannot be determined at this point. At the end of each fiscal year, the Compensation Committee will determine who shall receive options. The Compensation Committee, which is composed of three members of the Board of Directors, will review all compensation offered an employee at the end of each fiscal year. Particular attention is paid to each employee's contribution to the current and future success of the Company along with their salary level as compared to the market value of personnel with similar skills. The Compensation Committee also looks at accomplishments which are above and beyond management's normal expectations for their position.

     The Board of Directors recommends a vote FOR approval of the amendment to the Option Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted for approval of the amendment to the Option Plan.


                              SHAREHOLDER PROPOSALS

     Pursuant to the applicable rules under the Exchange Act, some shareholder proposals may be eligible for inclusion in the Company's 1999 Proxy Statement. Proposals by shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be submitted in writing to the Secretary of the Company no later than November 20, 1998. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.

                                  OTHER MATTERS

     Financial Statements. The Company's consolidated financial statements for the year ended December 31, 1997 are included in the Company's 1997 Annual
Report to Shareholders. Copies of the Annual Report are being sent to the Company's shareholders concurrently with the mailing of this Proxy Statement.

     Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

     Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained Proxy Services Corporation to solicit proxies. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

     The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.


                                                     RICHARD J. SULLIVAN
                                                          Secretary

Nixa, Missouri
May 14, 1998

                                     ANNEX

                                 FORM OF PROXY

                            THIS PROXY IS SOLICITED
    ON BEHALF OF THE BOARD OF DIRECTORS OF APPLIED CELLULAR TECHNOLOGY, INC.

       Richard J. Sullivan and Garrett A. Sullivan, and each of them, are appointed by the undersigned as proxies, each with power of substitution, to represent and vote the shares of stock of Applied Cellular Technology, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on June 13, 1998 and at any postponements or adjournments thereof (the "Annual Meeting") as if the undersigned were present and voting at the meeting.

     1. Election of Directors

     Note: Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below.

       NOMINEES:

     Daniel E. Penni, Angela M. Sullivan, Arthur F. Noterman, Richard J. Sullivan and Garrett A. Sullivan

     FOR all nominees (except as written on the line below)     [_]

     WITHHOLD AUTHORITY TO VOTE for all nominees listed above   [_]

     (INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

-------------------------------------------------------------------


     2.Ratification of Rubin, Brown, Gornstein & Co., LLP as independent auditors of the Company for the 1998 fiscal year.

     FOR [_]                 AGAINST [_]                    ABSTAIN [_]

     3. Approval of an amendment to the Restated Articles of Incorporation of the Company to increase the authorized number of shares of common stock from 40,000,000 to 80,000,000.

     FOR [_]                 AGAINST [_]                    ABSTAIN [_]

     4. Approval of an amendment to the Company's 1996 Non-Qualified Stock Option Plan to increase the number of shares available for issuance thereunder from 5,000,000 to 10,000,000.

     FOR [_]                 AGAINST [_]                    ABSTAIN [_]

     5. In their discretion, on any other business that may properly come before the Meeting.

     The shares represented hereby will be voted in accordance with the directions set forth above and, where no directions are given, such shares will be voted for the nominees for Director named above and for each proposal referred to above.



                                                     Dated _______________, 1998


                                                     ___________________________
                                                             Signature


                                                     ___________________________
                                                             Signature

     Please sign, date and return this proxy in the enclosed envelope. Joint Owners should each sign this proxy. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give their full title.